Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328
mburns@harrisinteractive.com
Harris Interactive® Names Al Angrisani as Interim Chief Executive Officer
New York, N.Y. — June 9, 2011 — Harris Interactive (NASDAQ:HPOL), a leading global custom market research firm, today announced the appointment of Al Angrisani as its Interim Chief Executive Officer, effective immediately. Mr. Angrisani succeeds Kimberly Till, who served as President and Chief Executive Officer of the Company since October 2008. Mr. Angrisani has agreed to serve as the Company’s Interim Chief Executive Officer through June 30, 2012 and, subject to mutual concurrence, as the Company’s President and Chief Executive Officer for the fiscal year commencing July 1, 2012 and ending June 30, 2013.
Howard Shecter, Chairman of Harris Interactive’s Board of Directors, said, “I have known Al for more than 15 years and am pleased to welcome him back to Harris. He has an outstanding reputation as a corporate turnaround executive, a proven track record of success in enhancing shareholder value, and significant market research industry experience. Given his recent consulting assignment, which involved conducting a review of Harris’ strategy and operations, we believe that he understands what steps Harris must take to improve its performance and fully leverage its strong brand and innovative culture to benefit its clients and shareholders.”
Mr. Angrisani currently serves as Chairman and Chief Executive Officer of Angrisani Turnarounds, LLC, an advisory firm for underperforming companies. Mr. Angrisani served as President and Chief Executive Officer of Greenfield Online, a provider of global consumer attitudes about products and services, from September 2005 until it was acquired by the Microsoft Corporation in October 2008, and then provided consulting services to Microsoft Corporation related to the acquisition until September 2009. Between November 2001 and April 2004, Mr. Angrisani served as President and Chief Operating Officer of Harris Interactive. Prior to this role, he served as President and Chief Executive Officer of Total Research Corporation from July 1998 through the Company’s merger with Harris Interactive in November 2001. Earlier in his career, Mr. Angrisani served as President Reagan’s U.S. Assistant Secretary of Labor and Chief of Staff, and as a Vice President of Chase Manhattan Bank in New York.
Additional details regarding Mr. Angrisani’s appointment and Ms. Till’s departure can be found in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors”

©2011 Harris Interactive Inc.	All rights reserved.

section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL-F

2